EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Interest of Named Experts and Counsel” and to the use of our report dated September 21, 2006 included in the Registration Statement on Form SB-2/A and related Prospectus of Acting Scout Inc. for the registration of shares of its common stock.

/s/ Manning Elliott LLP

CHARTERED ACCOUNTANTS
Vancouver, Canada
December 21, 2006